Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows that such information is inaccurate.

Dated: October 16, 2023

HBK INVESTMENTS L.P.

By:	/s/ Jon L. Mosle
Name: Jon L. Mosle
Title: Authorized Signatory

HBK Services LLC

By:	/s/ Jon L. Mosle
Name: Jon L. Mosle
Title: Authorized Signatory

HBK MANAGEMENT LLC

By:	/s/ Jon L. Mosle
Name: Jon L. Mosle
Title: Authorized Signatory

HBK CAPITAL LTD.

By:	/s/ Jon L. Mosle
Name: Jon L. Mosle
Title: Authorized Signatory

HBK MASTER FUND L.P.
By:	HBK Services LLC, its investment advisor

By:	/s/ Jon L. Mosle
Name: Jon L. Mosle
Title: Authorized Signatory

HBK MERGER STRATEGIES MASTER FUND L.P.
By:	HBK Services LLC, its investment advisor

By:	/s/ Jon L. Mosle
Name: Jon L. Mosle
Title: Authorized Signatory